Exhibit 99.1

PRESS RELEASE

SEACOR MARINE CONSOLIDATES OWNERSHIP OF

LIFTBOAT BUSINESS IN SHARE TRANSACTION

Houston, Texas

March 20, 2020

FOR IMMEDIATE RELEASE - SEACOR Marine Holdings Inc. (NYSE:SMHI) (the “Company” or “SEACOR Marine”), a leading provider of marine and support transportation services to offshore oil and natural gas and wind farm facilities worldwide, today announced that a wholly-owned subsidiary of the Company acquired the remaining 28% of the equity interests in Falcon Global Holdings LLC (“FGH”) that it did not already own from Montco Offshore, LLC (“Montco Offshore”), resulting in 100% ownership of FGH by the Company. As consideration for the acquisition, the Company will issue 900,000 shares of its common stock in a private placement to Montco Offshore.

The acquisition consolidates the Company’s ownership of 14 liftboats with vessels currently working in the U.S. Gulf of Mexico, Mexico, and Saudi Arabia. Liftboats provide a self-propelled, stable platform to perform support for wind farm installation and maintenance, and services to oil and gas platforms and structures, including platform construction, inspection, maintenance and removal, well intervention and work-over, well production enhancement, well plug and abandonment, pipeline installation and maintenance and diving operations.

John Gellert, SEACOR Marine’s Chief Executive Officer, commented “We are pleased to complete this acquisition at the current price levels and expand our equity base during these challenging times. Consolidating our ownership of the liftboat fleet will allow us to manage the business with full flexibility going forward, which we believe will create value for our shareholders.”

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SEACOR Marine provides global marine and support transportation services to offshore oil and natural gas and windfarm facilities worldwide. SEACOR Marine and its joint ventures operate a diverse fleet of offshore support and specialty vessels that deliver cargo and personnel to offshore installations; handle anchors and mooring equipment required to tether rigs to the seabed; tow rigs and assist in placing them on location and moving them between regions; provide construction, well workover and decommissioning support; and carry and launch equipment used underwater in drilling and well installation, maintenance and repair. Additionally, SEACOR Marine’s vessels provide accommodations for technicians and specialists, safety support and emergency response services.

Certain statements discussed in this release as well as in other reports, materials and oral statements that the Company releases from time to time to the public constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “believe,” “plan,” “target,” “forecast” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements concern management’s expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters. Forward-looking statements are inherently uncertain and subject to a variety of assumptions, risks and uncertainties that could cause actual results to differ materially from those anticipated or expected by the management of the Company. These statements are not guarantees of future performance and actual events or results may differ significantly from these statements. Actual events or results are subject to significant known and unknown risks, uncertainties and other important factors, many of which are beyond the Company’s control. It should be understood that it is not possible to predict or identify all such factors. Consequently, the preceding should not be considered to be a complete discussion of all potential risks or uncertainties. Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. The Company disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which the forward-looking statement is based, except as required by law. It is advisable, however, to consult any further disclosures the Company makes on related subjects in its filings with the Securities and Exchange Commission, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (if any). These statements constitute the Company’s cautionary statements under the Private Securities Litigation Reform Act of 1995.

Please visit SEACOR Marine’s website at www.seacormarine.com for additional information.

For all other requests, contact Connie Morinello at (346) 980-1700 or InvestorRelations@seacormarine.com

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